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                                                                   Exhibit 23(a)




                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of AMR Corporation for the registration of $1,100,000,000 of its convertible subordinated debentures and to the incorporation by reference of our report dated February 15, 1994, with respect to the consolidated financial statements and schedules of AMR Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

                                                      ERNST & YOUNG LLP

Dallas, Texas
September 22, 1994